JPMorgan Funds - J.P. Morgan Mutual Fund Group
Rule 10f-3 Transactions
For the period from March 1, 2009 to August 31, 2009

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Short Term Bond Fund II
Trade Date 5/6/2009
Issuer Xerox Corporation (XRX 8.25%, 5/15/2014)
Cusip 984121BY
Bonds 25,000
Offering Price $99.98
Spread $0.60
Cost $24,995.50
Dealer Executing Trade BancAmerica Securities
% of Offering  purchased by firm 5.94%
Syndicate Members Banc of America Securities, Citigroup Global Markets, Goldman Sachs & Co, JPMorgan
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/11/2009
Issuer Microsoft Corporation (2.95% 6/1/2014)
Cusip 594918AB0
Bonds 140,000
Offering Price $99.90
Spread $0.35
Cost $139,862.80
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 0.16%
Syndicate Members Banc of America Securities, Citigroup Global Markets, JPMorgan, Morgan Stanley, Credit Suisse, UBS Securities, Wachovia Capital Markets, Bank of New York, Barclays Capital, BNP Paribas, CastleOak Securities, Deutsche Bank, Goldman Sachs & Co, HSBC Securities, Loop Capital markets, Mizuho Securities, RBS Greenwich Capital, Societe Generale
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/19/2009
Issuer Capital One Financial Co  (7.375% 5/23/2014)
Cusip 14040HAS
Bonds 20,000
Offering Price $99.51
Spread $0.35
Cost $19,902.20
Dealer Executing Trade Credit Suisse Securities
% of Offering  purchased by firm 3.39%
Syndicate Members Credit Suisse, Deutsche Bank, JPMorgan, RBS Greenwich Capital, Banc of America Securities, Keefe Bruyette & Woods, RBC Capital Markets
Fund JPMorgan Short Term Bond Fund II
Trade Date 6/15/2009
Issuer Telecom Italia Capital (TITIM 6.175% 6/18/14)
Cusip 87927VAW
Bonds 50,000
Offering Price $100.00
Spread $0.35
Cost $50,000.00
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 0.30%
Syndicate Members BNP Paribas, Deutsche Bank, Goldman Sachs & Co, JPMorgan, Mitsubishi UFJ Securities, Morgan Stanley
Fund JPMorgan Short Term Bond Fund II
Trade Date 7/7/2009
Issuer AmeriCredit Automobile Receivables Trust 2009-1 Class A-3 (AMCAR 2009-1 A-3 3.04%  October 15, 2013)
Cusip 03064AAC
Bonds 125,000
Offering Price $100.00
Spread $0.45
Cost $124,995.00
Dealer Executing Trade Deutsche Bank Securities Inc.
% of Offering  purchased by firm 4.36%
Syndicate Members Credit Suisse, Barclays Capital, JP Morgan, RBS, Deutsche Bank Securities, Wells Fargo Securities
Fund JPMorgan Short Term Bond Fund II
Trade Date 8/25/2009
Issuer Duke Energy Corporation (DUK 3.95% September 15, 2014)
Cusip 26441CAC
Bonds 30,000
Offering Price $99.94
Spread $0.60
Cost $29,981.70
Dealer Executing Trade Credit Suisse Securities LLC
% of Offering  purchased by firm 0.60%
Syndicate Members BNY Mellon Capital Marekts LLC., Credit Suissee Securities USA LLC., JP Morgan Securities, RBS Securities Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mitsubishi UFJ Securities USA Inc., Mizuho Securities USA Inc.